UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2024

Air T, Inc.

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11020 David Taylor Drive, Suite 305
Charlotte, North Carolina 28262
(Address of Principal Executive Offices, and Zip Code)

980-595-2840
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 15, 2024, Air T, Inc. (the “Company”) received a deficiency letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5450(b)(1)(A). Nasdaq Listing Rule 5450(b)(1)(A) requires listed companies to maintain stockholders’ equity of at least $10,000,000 (the “Stockholders’ Equity Requirement”). The Company has identified its history of stock buybacks as a significant contributing cause, given the direct impact stock buybacks have on stockholders’ equity. The Staff further indicated that, as of the date of the Letter, the Company did not comply with certain requirements under the alternative standards set forth in Nasdaq Listing Rules 5450(b)(2) and 5450(b)(3) for continued listing on the Nasdaq Global Select Market. Specifically, the Staff identified that the Company does not meet the alternative standard requiring a certain minimum number of publicly (i.e. non-insider) held shares. This is also directly linked to the Company’s history of stock buybacks, given Company insiders do not participate in such buybacks by selling their shares to the Company. Subsequently, the number of publicly held shares shrinks 1:1 each time the Company buys back its stock.

The Letter has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on The Nasdaq Global Select Market under the symbol “AIRT” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(2), the Company has been provided 45 calendar days, or until April 1, 2024, to submit a plan to regain compliance (the “Compliance Plan”). If the Compliance Plan is acceptable to the Staff, of which there can be no assurance, they may grant an extension of up to 180 calendar days from the date of the Letter, or until August 13, 2024, to evidence compliance. If the Staff does not accept the Compliance Plan, the Company will have the opportunity to appeal the Staff’s determination to a Nasdaq Hearings Panel.

The Company has identified several different plans to address the Letter, and intends to submit the Compliance Plan or resolve the deficiency on or before April 1, 2024. However, there can be no assurance that the Company will be able to regain compliance with the Stockholders’ Equity Requirement or will otherwise be in compliance with the Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2024

AIR T, INC.

By:	/s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer